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Exhibit 21. Subsidiaries of the Registrant


     The Company has two wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.

     SUBSIDIARIES OF THE COMPANY                      STATE OF INCORPORATION
     ---------------------------                      ----------------------

Mid America Bank, fsb                                         Illinois
MAF Developments, Inc.                                        Illinois


      SUBSIDIARIES OF THE BANK
      ------------------------

Mid America Development Services, Inc.                        Illinois
Mid America Insurance Agency, Inc.                            Illinois
Mid America Finance Corporation                               Illinois
Mid America Mortgage Securities, Inc.                         Illinois
N.W. Acceptance Corporation (1)                               Delaware
N.W. Financial Corporation                                    Illinois
Ambria Development Corporation                                Illinois
Randall Road Development Corporation                          Illinois
Centre Point Title Service Inc.                               Illinois
Reigate Woods Development Corporation                         Illinois


/(1)/  Dissolved on May 5, 1998